Exhibit 99.1

IMMEDIATE

Dana Incorporated Announces Record First-quarter

2019 Financial Results

10th consecutive quarter of year-over-year sales growth

First-quarter Highlights

•	Record first-quarter sales of $2.2 billion, an increase of $25 million compared with first-quarter 2018; represents 5 percent growth on a constant-currency basis

•	Net income attributable to Dana of $98 million; diluted EPS of $0.68

•	Record adjusted EBITDA of $257 million, an increase of $9 million

•	Margin of 11.9 percent of sales, an expansion of 30 basis points

•	Record diluted adjusted EPS of $0.78, an improvement of 4 percent over first-quarter 2018

•	Awarded 2019 Automotive News PACE Award

•	Completed purchase of SME Group; Drive Systems segment from Oerlikon Group

MAUMEE, Ohio, USA, May 2, 2019 – Dana Incorporated (NYSE: DAN) today announced strong financial results for the first quarter of 2019.

“Dana achieved record sales this quarter, which represents our 10th consecutive quarter of year-over-year sales growth,” said James Kamsickas, Dana president and chief executive officer. “We remain focused on strong execution and top-line growth as we work to fully integrate our recent acquisitions, launch new products, and position the company for success as mobility markets transition to electric propulsion.”

First-quarter 2019 Financial Results

Sales for the first quarter of 2019 totaled $2.16 billion, compared with $2.14 billion in the same period of 2018, representing a $25 million improvement. On a constant-currency basis, sales grew 5 percent over the same period last year. The increase was attributable to conversion of sales backlog, higher end-market demand, and one month of benefit from the ODS acquisition, partially offset by unfavorable currency translation.

Dana reported net income of $98 million for the first quarter of 2019, compared with net income of $108 million in the same period of 2018. The difference was primarily due to $32 million of one-time costs related to recent acquisitions, including transaction expenses, financing charges, and elevated restructuring expenses to support cost synergies. Partially offsetting these expenses was lower income tax expense in the first quarter of 2019 due to the release of certain valuation allowances in the U.S.

Reported diluted earnings per share were $0.68, compared with $0.73 in the first quarter of 2018.

Adjusted EBITDA for the first quarter of 2019 was $257 million, compared with $248 million for the same period last year. Profit in the first quarter of 2019 benefited from both organic and inorganic growth, partially offset by higher commodity costs and the impact of unfavorable currency translation related to the strengthening of the U.S. dollar.

1

Diluted adjusted earnings per share were $0.78 in the first quarter of 2019, compared with $0.75 in the same period last year.

Operating cash flow in the first quarter of 2019 was a use of $16 million, compared with a use of $28 million in the same period of 2018. Adjusted free cash flow was a use of $114 million, compared with a use of $93 million in the first quarter of 2018. Higher earnings and lower year-over-year working capital requirements were more than offset by increased investment to support new program launches.

The company repurchased 1.4 million shares of common stock in the first quarter of 2019, offsetting the dilutive impact of stock grants.

Company Affirms 2019 Full-year Financial Targets

The company affirmed previously announced guidance ranges of:

•	Sales of $8.950 to $9.350 billion;

•	Adjusted EBITDA of $1.085 billion to $1.165 billion, an implied adjusted EBITDA margin of approximately 12.3 percent at the midpoint of the range;

•	Diluted adjusted EPS[1] of $2.95 to $3.45;

•	Operating cash flow of approximately 5.5 percent; and

•	Adjusted free cash flow of approximately 3.0 percent.

[1]Net	income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

“Our strong first quarter supports delivering our full-year guidance and keeps us firmly on the path to achieve our long-term targets,” said Jonathan Collins, executive vice president and chief financial officer of Dana. “Our outlook for 2019 and 2020 continues to be positive due to our robust sales backlog, stable end markets, and accretive acquisitions.”

Dana to Host Conference Call at 9 a.m. Today

Dana will discuss its 2019 first-quarter results in a conference call at 9 a.m. EDT today. Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054. Please enter conference I.D. 1847959 and ask for the “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available starting at 8:30 a.m. EDT.

An audio recording of the webcast will be available after 5 p.m. EDT on May 2 by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 1847959. A webcast replay will also be available after 5 p.m. EDT and may be accessed via Dana’s investor website.

2

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs, and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Adjusted free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities excluding voluntary pension contributions, less purchases of property, plant, and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Adjusted free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

We have not provided reconciliations of preliminary and projected adjusted EBITDA and diluted adjusted EPS to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments, and income tax valuation adjustments. Reconciliations of these non-GAAP measures with the most comparable GAAP measures for historical periods are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP Financial

3

Information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in providing power-conveyance and energy-management solutions for vehicles and machinery. The company’s portfolio improves the efficiency, performance, and sustainability of light vehicles, commercial vehicles, and off-highway equipment. From axles, driveshafts, and transmissions to electrodynamic, thermal, sealing, and digital solutions, the company enables the propulsion of conventional, hybrid, and electric-powered vehicles by supplying nearly every vehicle and engine manufacturer in the world. Founded in 1904, Dana employs more than 36,000 people who are committed to delivering long-term value to customers. Based in Maumee, Ohio, USA, and with locations in 33 countries across six continents, the company reported sales of $8.1 billion in 2018. Having established a dynamic, high-performance culture, the company has been recognized globally as a top employer, with significant honors in Asia, India, Italy, Mexico, and the United States. Learn more at www.dana.com.

###

Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

4

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2019 and 2018

	Three Months Ended
(In millions, except per share amounts)	March 31,
	2019	2018
Net sales	$2,163	$2,138
Costs and expenses
Cost of sales	1,863	1,831
Selling, general and administrative expenses	136	130
Amortization of intangibles	2	2
Restructuring charges, net	9	1
Other expense, net	(13)

Earnings before interest and income taxes	140	174
Interest income	2	3
Interest expense	27	24

Earnings before income taxes	115	153
Income tax expense	20	48
Equity in earnings of affiliates	6	6

Net income	101	111
Less: Noncontrolling interests net income	4	2
Less: Redeemable noncontrolling interests net income (loss)	(1)	1

Net income attributable to the parent company	$98	$108

Net income per share available to common stockholders
Basic	$0.68	$0.74
Diluted	$0.68	$0.73
Weighted-average common shares outstanding - Basic	143.9	145.6
Weighted-average common shares outstanding - Diluted	144.8	147.5

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended March 31, 2019 and 2018

	Three Months Ended
(In millions)	March 31,
	2019	2018
Net income	$101	$111
Other comprehensive income (loss), net of tax:
Currency translation adjustments	27	10
Hedging gains and losses	5	(8)
Defined benefit plans	5	7

Other comprehensive income	37	9

Total comprehensive income	138	120
Less: Comprehensive income attributable to noncontrolling interests	(2)	(2)
Less: Comprehensive income attributable to redeemable noncontrolling interests	(4)	(2)

Comprehensive income attributable to the parent company	$132	$116

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of March 31, 2019 and December 31, 2018

	March 31,	December 31,
(In millions, except share and per share amounts)	2019	2018
Assets
Current assets
Cash and cash equivalents	$383	$510
Marketable securities	20	21
Accounts receivable
Trade, less allowance for doubtful accounts of $8 in 2019 and $9 in 2018	1,416	1,065
Other	202	178
Inventories	1,282	1,031
Other current assets	140	102

Total current assets	3,443	2,907
Goodwill	456	264
Intangibles	185	164
Deferred tax assets	464	445
Other noncurrent assets	87	80
Investments in affiliates	226	208
Operating lease assets	181
Property, plant and equipment, net	2,242	1,850

Total assets	$7,284	$5,918

Liabilities and equity
Current liabilities
Short-term debt	$14	$8
Current portion of long-term debt	41	20
Accounts payable	1,448	1,217
Accrued payroll and employee benefits	207	186
Taxes on income	62	47
Current portion of operating lease liabilities	39
Other accrued liabilities	302	269

Total current liabilities	2,113	1,747
Long-term debt, less debt issuance costs of $29 in 2019 and $18 in 2018	2,425	1,755
Noncurrent operating lease liabilities	147
Pension and postretirement obligations	602	561
Other noncurrent liabilities	353	313

Total liabilities	5,640	4,376

Commitments and contingencies
Redeemable noncontrolling interests	105	100
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 143,901,808 and 144,663,403 shares outstanding	2	2
Additional paid-in capital	2,372	2,368
Retained earnings	538	456
Treasury stock, at cost (10,095,558 and 8,342,185 shares)	(150)	(119)
Accumulated other comprehensive loss	(1,328)	(1,362)

Total parent company stockholders’ equity	1,434	1,345
Noncontrolling interests	105	97

Total equity	1,539	1,442

Total liabilities and equity	$7,284	$5,918

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2019 and 2018

	Three Months Ended
(In millions)	March 31,
	2019	2018
Operating activities
Net income	$101	$111
Depreciation	73	64
Amortization	4	3
Amortization of deferred financing charges	1	1
Earnings of affiliates, net of dividends received	(5)	(5)
Stock compensation expense	5	4
Deferred income taxes	(14)	12
Pension contributions, net	4
Change in working capital	(175)	(216)
Other, net	(10)	(2)

Net cash used in operating activities (1)	(16)	(28)

Investing activities
Purchases of property, plant and equipment (1)	(98)	(65)
Acquisition of businesses, net of cash acquired	(606)
Purchases of marketable securities	(5)	(17)
Proceeds from sales of marketable securities		4
Proceeds from maturities of marketable securities	6	11
Settlements of undesignated derivatives	(20)
Other, net	(1)

Net cash used in investing activities	(724)	(67)

Financing activities
Net change in short-term debt	(2)	(7)
Proceeds from long-term debt	675
Repayment of long-term debt	(9)	(1)
Deferred financing payments	(12)
Dividends paid to common stockholders	(14)	(15)
Distributions to noncontrolling interests	(1)	(1)
Contributions from noncontrolling interests	1
Repurchases of common stock	(25)
Other, net	(3)	(4)

Net cash provided by (used in) financing activities	610	(28)

Net decrease in cash, cash equivalents and restricted cash	(130)	(123)
Cash, cash equivalents and restricted cash – beginning of period	520	610
Effect of exchange rate changes on cash balances	5	14
Less: Cash contributed to disposal group		(10)

Cash, cash equivalents and restricted cash – end of period	$395	$491

Non-cash investing activity
Purchases of property, plant and equipment held in accounts payable	$84	$81

DANA INCORPORATED

Reconciliation of Net Cash Provided by Operating Activities to

Free Cash Flow and Adjusted Free Cash Flow (Unaudited)

	Three Months Ended
(In millions)	March 31,
	2019		2018
Net cash used in operating activities		$(16)	$(28)
Purchase of property, plant and equipment		(98)	(65)

Free cash flow		(114)	(93)
Discretionary pension contributions		—	—

Adjusted free cash flow		$(114)	$(93)

	2019
	Guidance
Net cash provided by operating activities	~	$ 525
Purchase of property, plant and equipment	~	(415)

Free cash flow		110
Discretionary pension contributions	~	165

Adjusted free cash flow	~	$ 275

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended March 31, 2019 and 2018

	Three Months Ended
(In millions)	March 31,
	2019	2018
Sales
Light Vehicle	$906	$950
Commercial Vehicle	431	400
Off-Highway	552	492
Power Technologies	274	296

Total Sales	$2,163	$2,138

Segment EBITDA
Light Vehicle	$102	$103
Commercial Vehicle	41	34
Off-Highway	82	72
Power Technologies	34	45

Total Segment EBITDA	259	254
Corporate expense and other items, net	(2)	(6)

Adjusted EBITDA	$257	$248

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended March 31, 2019 and 2018

	Three Months Ended
(In millions)	March 31,
	2019	2018
Segment EBITDA	$259	$254
Corporate expense and other items, net	(2)	(6)

Adjusted EBITDA	257	248
Depreciation	(73)	(64)
Amortization	(4)	(3)
Non-service cost components of pension and OPEB costs	(6)	(3)
Restructuring charges, net	(9)	(1)
Stock compensation expense	(5)	(4)
Strategic transaction expenses, net of transaction breakup fee income	(13)	1
Acquisition related inventory adjustments	(4)
Non-income tax legal judgment	6
Other items	(9)

Earnings before interest and income taxes	140	174
Interest expense	27	24
Interest income	2	3

Earnings before income taxes	115	153
Income tax expense	20	48
Equity in earnings of affiliates	6	6

Net income	$101	$111

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended March 31, 2019 and 2018

	Three Months Ended
(In millions, except per share amounts)	March 31,
	2019	2018
Net income attributable to parent company	$98	$108
Items impacting income before income taxes:
Restructuring charges	9	1
Amortization of intangibles	4	3
Strategic transaction expenses, net of transaction breakup fee income	13	1
Loss on deal contingent forward	13
Acquisition related inventory adjustments	4
Non-income tax legal judgment	(6)
Other items	(1)	(2)
Items impacting income taxes:
Net income tax expense on items above	(5)	(1)
Net tax benefit attributable to valuation allowance adjustments and state tax law changes	(16)

Adjusted net income	$113	$110

Diluted shares - as reported	144.8	147.5

Adjusted diluted shares	144.8	147.5

Diluted adjusted EPS	$0.78	$0.75